Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated March 31, 2006, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-140228) and related Prospectus of Aircastle Limited for the registration of 13,500,000 shares of its common stock.

New York, New York	/s/ Ernst & Young LLP
January 31, 2007